EXHIBIT 10.22

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                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                 by and between

                       TORCH ENERGY ADVISORS INCORPORATED

                                       and

                              NUEVO ENERGY COMPANY

                                 January 1, 1996

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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I.  DEFINITIONS......................................................2
      Section 1.1 DEFINED TERMS..............................................2
      Section 1.2 CONSTRUCTION...............................................4
      Section 1.3 REFERENCES.................................................5

ARTICLE II.  APPOINTMENT OF TORCH............................................5
      Section 2.1 APPOINTMENT................................................5
      Section 2.2 ACCEPTANCE.................................................5
      Section 2.3 LEGAL OWNERSHIP RETAINED IN THE COMPANY....................5
      Section 2.4 DUTIES RETAINED BY THE COMPANY.............................5
      Section 2.5 FUTURE ACTIVITIES..........................................5
      Section 2.6 FOREIGN ACTIVITIES.........................................6

ARTICLE III.  STATUS OF TORCH................................................6

ARTICLE IV.  AUTHORITY AND RESPONSIBILITY OF TORCH...........................6
      Section 4.1 GENERAL....................................................6
      Section 4.2 COMPLIANCE WITH LAWS.......................................6
      Section 4.3 COMPLIANCE WITH OBLIGATIONS................................7
      Section 4.4 REQUIRED COMPANY APPROVAL..................................7
      Section 4.5 RESOLUTION COMMITTEE.......................................8

ARTICLE V.  ADMINISTRATIVE SERVICES..........................................8
      Section 5.1 PROVISION OF ADMINISTRATIVE SERVICES.......................8
      Section 5.2 ADMINISTRATIVE SERVICES FEE................................9
      Section 5.3 COMPUTATION OF ADMINISTRATIVE SERVICES FEE................10
      Section 5.4 AUDIT REPORT..............................................10
      Section 5.5 COMPANY'S PERFORMANCE.....................................10
      Section 5.6 INTERNAL TIME.............................................10
      Section 5.7 PAYMENT OF OUT-OF-POCKET EXPENSES.........................10

ARTICLE VI.  MARKETING......................................................11

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ARTICLE VII.  OPERATIONS....................................................11
      Section 7.1 OPERATIONS................................................11
      Section 7.2 PT. PEDERNALES OPERATIONS.................................11
      Section 7.3 CALIFORNIA ASSETS OPERATIONS..............................12
      Section 7.4 RECORD OPERATORSHIP.......................................13

ARTICLE VIII.  PERSONNEL ADMINISTRATION.....................................13
      Section 8.1 GENERAL...................................................13
      Section 8.2 EMPLOYEES.................................................13
      Section 8.3 CONSULTANTS AND OTHERS....................................13

ARTICLE IX.  FINANCIAL ADMINISTRATION.......................................14
      Section 9.1 BUDGETS...................................................14
      Section 9.2 CASH MANAGEMENT...........................................14

ARTICLE X.  CONTRACTS.......................................................14
      Section 10.1  CONTRACTS...............................................14
      Section 10.2  PURCHASES FOR THE ACCOUNT OF THE COMPANY................14
      Section 10.3  AFFILIATE TRANSACTIONS..................................15

ARTICLE XI.  INDEMNITIES....................................................15
      Section 11.1  INDEMNIFICATION BY TORCH................................15
      Section 11.2  INDEMNIFICATION BY THE COMPANY..........................15
      Section 11.3  NON-ASSUMPTION OF LIABILITIES...........................16
      Section 11.4  EXPRESS NEGLIGENCE......................................16

ARTICLE  XII.  ACCESS TO  INFORMATION,  BOOKS AND RECORDS;  CONFIDENTIALITY;
      POWER OF ATTORNEY.....................................................17
      Section 12.1  ACCESS TO BOOKS AND RECORDS.............................17
      Section 12.2  CONFIDENTIALITY.........................................17

ARTICLE XIII.  CONFLICTS OF INTEREST AND GOOD FAITH.........................17
      Section 13.1  OTHER ACTIVITIES........................................17

ARTICLE XIV.  REPRESENTATIONS AND WARRANTIES................................17
      Section 14.1  REPRESENTATIONS AND WARRANTIES OF TORCH.................17
      Section 14.2  REPRESENTATIONS AND WARRANTIES OF COMPANY...............19

ARTICLE XV.  TERM AND TERMINATION OF AGREEMENT..............................20
      Section 15.1  INITIAL TERM............................................20
      Section 15.2  TERMINATION.............................................20

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      Section 15.3  EFFECTS OF TERMINATION..................................22
      Section 15.4  TERMINATION OF MARKETING  AGREEMENT  AND THE  OPERATING
            AGREEMENT.......................................................23
      Section 15.5  RIGHTS UPON TERMINATION.................................23

ARTICLE XVI.  MISCELLANEOUS.................................................24
      Section 16.1  RELATIONSHIP OF PARTIES.................................24
      Section 16.2  NO THIRD PARTY BENEFICIARIES............................24
      Section 16.3  NOTICES.................................................25
      Section 16.4  GOVERNING LAW...........................................25
      Section 16.5  ASSIGNMENT..............................................25
      Section 16.6  WAIVER OF BREACH........................................25
      Section 16.7  ENFORCEMENT.............................................25
      Section 16.8  ADDITIONAL ASSURANCES...................................25
      Section 16.9  FORCE MAJEURE...........................................26
      Section 16.10 SEVERABILITY............................................26
      Section 16.11 ARTICLE AND SECTION HEADINGS............................26
      Section 16.12 DISCRETIONARY TERMS.....................................26
      Section 1613  AMENDMENTS AND CONTRACT EXECUTION.......................26
      Section 16.14 INVESTMENT POLICY.......................................26
      Section 16.15 PERIODIC MEETINGS.......................................26
      Section 16.16 ARBITRATION.............................................27
      Section 16.17 COMPANY STOCK...........................................28

ATTACHMENTS:      Exhibit "A"

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                             AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT


      THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is entered into effective as of the 1st day of January, 1996, by and between TORCH ENERGY ADVISORS INCORPORATED, a Delaware corporation ("Torch"), and NUEVO ENERGY COMPANY, a Delaware corporation ("Nuevo" or " Company"),

                             W I T N E S S E T H:

      WHEREAS, Torch is primarily engaged in the business of providing management and advisory services relating to oil and gas assets for corporate and other institutional investors; and

      WHEREAS, the Company is primarily engaged in the oil and gas business, including the acquisition, development and exploration and production of oil and gas properties and in the acquisition and ownership of gas processing plants and gathering facilities; and

      WHEREAS, in order to maximize shareholder value and in an effort to manage its affairs in a more cost effective and efficient manner and to achieve the lowest quartile general and administrative costs for the Company, the Company desires to retain Torch to provide certain management, administrative and support services to the Company, and Torch desires to render such services to the Company, all upon the terms and conditions hereinafter set forth; and

      WHEREAS, Torch, Nuevo and Energy Assets International Corporation ("EAIC") executed a Management Agreement dated as of July 9, 1990 (as amended by the Amendment to Management Agreement dated June 1, 1991, the Second Amendment to Management Agreement dated May 1, 1992 and the Third Amendment to Management Agreement dated January 1, 1995, the "Original Management Agreement"); and

      WHEREAS, Torch and Nuevo desire to amend and restate the Original Management Agreement for various purposes, including, without limitation, to withdraw EAIC as a "Manager" thereunder;

      NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Management Agreement in its entirety as follows:

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                            ARTICLE I.  DEFINITIONS

      Section 1.1 DEFINED TERMS. For the purpose of this Agreement, the following terms shall have the meaning ascribed thereto below unless otherwise specified or clearly required by the context in which such term is used:

      AFFILIATES. "Affiliates" means, with respect to a Person, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, and the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, activities or policies of any Person or entity, whether through the ownership of voting securities, by contract, employment or otherwise.

      AGREEMENT. "Agreement" means this Administrative Services Agreement, as modified from time to time by any duly adopted amendments.

      ASSET MAINTENANCE ACTIVITIES. "Asset Maintenance Activities" means all activities of the Company incident to the operation, maintenance, upgrading, renewal or reconstruction of the assets used in the Business.

      BARHAM RANCH. "Barham Ranch" means the oil and gas properties located in Santa Barbara County, California and operated by TOC.

      BENEDUM GAS PLANT. "Benedum Gas Plant" means the Benedum natural gas processing plant located in Benedum, Texas and all other assets (including natural gas gathering systems) related thereto.

      BOOK VALUE OF TOTAL ASSETS. "Book Value of Total Assets" as of any date, means the book value of the total assets of the Company, other than cash and cash equivalents (e.g. marketable securities), the Benedum Gas Plant, the Yombo Field, and other assets excluded under Sections 2.5 or 2.6, at the end of each month during such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

      BRIGHT STAR SYSTEM. "Bright Star System" means the 150 mile, low pressure gas gathering system located in Leon and Houston Counties, Texas.

      BUSINESS. "Business" means all business activities of the Company as such Business is now conducted or, subject to Section 2.5 and 2.6, may hereafter be conducted in the future

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including, without limitation, all Investment Activities, Financing Activities and Asset Maintenance Activities.

      CALIFORNIA ASSETS. "California Assets" means all interests of the Company in Pt. Pedernales and the Unocal Assets.

      CHANGE OF CONTROL. "Change of Control" means any person or group of persons shall have acquired beneficial ownership as such term is defined under
Section 13(d) of the Securities Exchange Act of 1934 of more than 50% of the outstanding common stock of Torch or all or substantially all of the assets or business of Torch.

      COMMENCEMENT DATE. "Commencement Date" means the date when the closing of the Company's acquisition of the Unocal Assets is consummated.

      COMPANY. "Company" means collectively Nuevo Energy Company and the Subsidiaries.

      EFFECTIVE DATE. "Effective Date" means January 1, 1996.

      FINANCING ACTIVITIES. "Financing Activities" means all activities of the Company incident to the financing of its Business, including borrowing, repayment, restructuring, renewal and compromise of indebtedness, and the creation, issuance, redemption or repurchase, conversion, or exchange of capital stock.

      ILLINI CARRIER. "Illini Carrier" means the natural gas transmission system located in the Metro-East St. Louis area.

      INVESTMENT ACTIVITIES. "Investment Activities" means all activities of the Company incident to the acquisition or disposition of its assets.

      MARKETING ACTIVITIES. "Marketing Activities" means all activities of the Company incident to the marketing of the Company's oil, natural gas liquids and natural gas production from the Business.

      MIDSTREAM ASSETS. "Midstream Assets" means gas processing plants, gas storage facilities, gathering systems and pipelines; this shall include, without limitation, the Benedum Gas Plant, the Bright Star System, Illini Carrier, Panola Rusk Pipeline, Richfield Gas Storage Facility and West Delta Pipeline, but excluding any processing plants, gathering systems or pipelines located in California.

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      OPERATING CASH FLOW. "Operating Cash Flow" means, as calculated for any period the sum of the following for the Company on a consolidated basis in accordance with generally accepted accounting principles: net income plus all noncash expenses included as a reduction of net income including, but not limited to, depreciation, depletion and amortization, deferred income taxes, amortization of financing costs, minority interest (net of tax) and asset writeoffs and writedowns, excluding Operating Cash Flow attributable to the business activities of the Company related to the Yombo Field and any other operations excluded under Section 2.5 or 2.6.

      PANOLA RUSK PIPELINE. "Panola Rusk Pipeline" means the 30 mile, 16 inch intrastate pipeline located in Panola and Rusk Counties, Texas.

      PERSON. "Person" means any of the following, an individual, corporation, partnership, limited partnership, joint venture, unincorporated association, trust, estate, or other incorporated or unincorporated entity.

      PT. PEDERNALES. "Pt. Pedernales" means the Pt. Pedernales and Lompoc oil and gas properties located in California and all assets related thereto.

      RICHFIELD GAS STORAGE FACILITY. "Richfield Gas Storage Facility" means that certain gas storage reservoir facility located in Morton County, Kansas.

      SUBSIDIARIES. "Subsidiaries" means Rubicon Venture, Inc., The Rubicon Company, L.P., Nuevo Liquids Inc., Nuevo California Company, Richfield Natural Gas, Inc., Bright Star Partnership, Bright Star Gathering, Inc., NuStar Joint Venture, Richfield Gas Storage System and Greenwood Gas Gathering System, as well as any entity which becomes an Affiliate of the Company acquired or formed by the Company after the date hereof.

      TERM OF AGREEMENT. "Term of Agreement" means the period from the Effective Date until this Agreement is terminated or otherwise expires pursuant to Article XV hereof.

      UNOCAL ASSETS. "Unocal Assets" means all oil and gas producing properties acquired or to be acquired by the Company from Union Oil Company of California (or a related entity) ("Unocal") pursuant to the Asset Purchase Agreement between the Company and Unocal dated February 16, 1996.

      WEST DELTA PIPELINE. "West Delta Pipeline" means the 17 mile pipeline located in Federal Waters Offshore Louisiana connected to West Delta 152 Block.

      YOMBO FIELD. "Yombo Field" means the Yombo oil production properties located in the People's Republic of Congo and all other assets related thereto.

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      Section 1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

      Section 1.3 REFERENCES. Unless otherwise specified, the references herein to "Sections", "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

                       ARTICLE II.  APPOINTMENT OF TORCH

      Section 2.1 APPOINTMENT. The Company hereby appoints Torch to render the services herein described with respect to the Business on behalf of, and for the account of, the Company, pursuant to and as set forth in this Agreement. The Company shall at all times have and retain ultimate control over its business and operations. The services provided by Torch under this Agreement are not to include those services provided by Torch Operating Company under the Operating Agreement or Torch Energy Marketing, Inc. under the Marketing Agreement.

      Section 2.2 ACCEPTANCE. Torch hereby accepts the appointment and agrees to perform the duties and obligations herein imposed in a prudent manner, consistent with generally accepted standards for businesses similar to the Business.

      Section 2.3 LEGAL OWNERSHIP RETAINED IN THE COMPANY. Torch shall not take title to any properties owned of record or beneficially by the Company during the Term of Agreement. Cash and cash equivalents may be invested by Torch for the account of the Company, all of which will be segregated on the books and records of Torch as provided in Section 9.2. Any addition to the assets of the Company purchased, leased, or otherwise acquired with the Company's funds or securities shall be acquired in the name of the Company.

      Section 2.4 DUTIES RETAINED BY THE COMPANY. The Company shall remain responsible for (i) making all decisions required of the Company under this Agreement, (ii) such other duties as shall be specifically identified in writing by the Company to Torch and (iii) authorizing (in its discretion) and executing all agreements, contracts, and other documents in connection with its Business.

      Section 2.5 FUTURE ACTIVITIES. The Business subject to this Agreement shall include all of the assets and activities of the Company located or conducted in the United States and adjacent waters, as now owned or conducted or as may be owned or conducted in the future. With respect to the Company's assets and activities located in the Yombo Field, the Business shall include services substantially similar to those performed prior to the Commencement Date.

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Provided, however, in the event the Company acquires an asset or begins performing an activity outside the oil and gas business or scope of Torch's normal course of business (e.g. residential real estate acquisition and development), the Company may request that such new assets or activity be excluded from the Business. If, in Torch's reasonable opinion, such asset or activity is in the normal course of Torch's and the Company's business, Torch may submit the question of whether or not the asset or activity should be part of the Business to the Resolution Committee as contemplated by Section 4.5, the decision of which shall be final and binding. If the asset or activity is agreed or determined not to be within the normal course of business, the book value of, and operating cash flow attributable to, such asset or activity shall not be included in the calculation of the Administrative Services Fee under Section 5.2.

      Section 2.6 FOREIGN ACTIVITIES. The Company and Torch contemplates that activities outside the United States and its adjacent waters will be part of the Business. Provided, however, that because of the unique character of such assets and activities, Torch and the Company agree to negotiate in good faith toward a specific arrangement whereby any foreign assets or activities acquired by the Company would be subject to the services provided under this Agreement. It is understood by both the Company and Torch that this may result in fees that are higher or lower than those that would be charged under this Agreement.

                          ARTICLE III. STATUS OF TORCH

      Torch shall render services hereunder as the Company's agent to the extent specifically provided herein or as further delegated from time to time by the Company and accepted in writing by Torch. The relationship created by this Agreement is one of principal and agent, and nothing to the contrary shall be inferred from this Agreement.

              ARTICLE IV.  AUTHORITY AND RESPONSIBILITY OF TORCH.

      Section 4.1 GENERAL. As agent for the Company, Torch shall have the authority and the responsibility to render the services in connection with the day-to-day operations of the Business herein described. As agent for and as requested by the Company, Torch agrees, to the extent that adequate funds are made available to Torch, to render services hereunder in a prudent manner, consistent with generally accepted standards for businesses similar to the Business. Except as set forth in Sections 6.3, Torch shall have no obligation to advance funds for the account of the Company or to pay any sums of its own in connection with the performance of the actions which it is authorized to take hereunder. Torch's management and activities under this Agreement shall be specifically subject to the terms hereof and the general control, direction and supervision of the Company.

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      Section 4.2 COMPLIANCE WITH LAWS. Torch shall use reasonable efforts to insure full compliance with federal, state and municipal laws, ordinances, regulations and orders relative to the use, operation, development and maintenance of the Business. Torch shall use reasonable efforts to remedy any violation of any such law, ordinance, rule, regulation or order which comes to its attention. If the violation is one for which the Company might be subject to penalty, Torch shall promptly notify the Company of such violation to allow actions to be made to remedy the violation, and Torch shall transmit promptly to the Company a copy of any citation or other communication received by Torch setting forth any such violation.

      Section 4.3 COMPLIANCE WITH OBLIGATIONS. Torch, to the extent such matters are reasonably within its control, shall use reasonable efforts to cause compliance with all terms and conditions contained in any contract, agreement, judicial, administrative or governmental order, lease, mortgage, deed of trust or other contractual or security instrument affecting the Business; PROVIDED, however, that, except as otherwise set forth herein, Torch shall not be required to make any payment or incur any liability on account thereof. Torch shall promptly notify the Company of any violation of any covenant in such instruments or agreements.

      Section 4.4 REQUIRED COMPANY APPROVAL. The Company's President or Chief Executive Officer (the "President") must approve the following matters in writing before they are undertaken by Torch for the account of the Company, and, notwithstanding any other provisions hereof, none of the following shall be undertaken without the prior approval of the President:

      (a) the issuance of any capital stock or security convertible into or exchangeable for such capital stock;

      (b) the approving of capital leases or approving or making of capital expenditures in excess of $250,000;

      (c) the borrowing of funds (other than trade accounts payable incurred in the ordinary course of the Business), including the incurrence of Out-of-Pocket Expenses and third party costs by Torch associated with such borrowing;

      (d) the pledge, hypothecation or other encumbrance of any asset of the Company;

      (e) the acquisition or disposition of any material asset of the Company, other than in the ordinary course of business or as contemplated herein, including the incurrence of Out-of-Pocket Expenses and third party costs by Torch associated with such acquisition or disposition, provided, however, Torch may incur (and be entitled to reimbursement for) up to $5,000.00 per transaction in Out-of-Pocket

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            Expenses, third party legal, engineering and other professional fees without the prior approval of the Company; and

      (f) the initiation or compromise of any litigation matter (or settling of any single claim).

Notwithstanding any provision of this Agreement to the contrary, Torch shall have no authority to take any action that will contravene the Company's Certificate of Incorporation or Bylaws.

      Section 4.5. RESOLUTION COMMITTEE. Torch under Section 2.5, and either the Company or Torch under Section 2.6 and 15.4, may request the formation of a committee ("Resolution Committee") to determine any of the matters provided for in such sections. The Resolution Committee shall have five members, one person selected by Torch, one member of the Company's Board of Directors selected by the Company (which member may be an officer or employee of the Company) and three Members of the Company's Audit Committee selected by such Audit Committee. Each of Torch and the Company agree to select the members of the Committee to be selected by them within ten (10) business days of the request to form the Resolution Committee, and shall advise the other party of their respective selections. Any determination made by the Resolution Committee shall be made by a majority of the members thereof, and shall be given to the Company and Torch in writing. The Company and Torch shall provide the members of the Resolution Committee with such information as they may reasonably request. The members of the Resolution Committee shall have no liability to Torch or the Company for decisions made by the Committee, and shall be indemnified by Torch and the Company for any liabilities, costs, damages and other amounts (including reasonable legal fees and expenses) arising out of serving on such committee.

                       ARTICLE V. ADMINISTRATIVE SERVICES

      Section 5.1 PROVISION OF ADMINISTRATIVE SERVICES. Torch shall provide Administrative Services to the Company, subject to the general approval and direction of the Company. Administrative Services shall mean the following:

      (a) providing the Company with such office space, computers, equipment, facilities and ordinary supplies as may be required for the reasonable conduct of the Business;

      (b) performing any or all of the management and administrative services as may be required for the reasonable conduct of the Business, including, without limitation, human resources, audit, accounting, tax, land, communications, investor relations,

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            information technology, geological, geophysical, insurance, payroll, legal and financial services;

      (c) performing and/or managing evaluation services as may be reasonably required in connection with prospective acquisitions of properties and assets by the Company, including, without limitation, acquisition screening and due diligence;

      (d) making such arrangements with and employing, at the expense and for the benefit of the Company, such accountants, attorneys, banks, transfer agents, custodians, underwriters, engineers, technical consultants, insurance companies and other persons as may from time to time be requested by the Company or may reasonably be necessary to render services hereunder;

      (e) at the request of the Company, analyzing reports, economic data and other information relating to the Business and periodically reporting to the executive officers or the Board of Directors of the Company all such information obtained and analyzed, including making recommendations with respect thereto;

      (e) maintenance activities, including overseeing and managing the interests of the Company in the various partnerships, joint ventures, companies and other entities which the Company has an interest in, and reporting to the executive officers of the Company any significant fact or matter which relates to such interests;

      (f) providing the Company, at its request, with relevant information for assessing the value of, or making decisions with respect to the acquisition, funding, management or disposition of, existing or future assets or investments of the Company; and

      (g) advising the executive officers of the Company of any potential investments satisfying the criteria set forth on Exhibit "A".

      The Company acknowledges that Torch routinely uses third party consultants to perform many of the activities outlined in this Section 5.1 and that Torch will continue to retain such consultants at the Company's expense, with the Company's approval. The Company may instruct Torch to retain a specific third party consultant not currently retained by Torch or not to use a specific consultant. In that event, if Torch does not agree that the use of such recommended consultant or the failure to use Torch's recommended consultant is advisable, Torch may decline to perform the requested service.

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      Section 5.2 ADMINISTRATIVE SERVICES FEE. The Company shall pay a monthly fee to Torch for the Administrative Services provided to the Company in respect to its Business ("Administrative Services Fee"). The Administrative Services Fee shall equal (a) 2% of Operating Cash Flow during such month, plus (b) one-twelfth (1/12th) of 2% of the Book Value of Total Assets at the end of such month up to and including $250,000,000.00, plus (c) one-twelfth (1/12th) of 1% of the Book Value of Total Assets at the end of such month above $250,000,000.00, less (d) one-twelfth (1/12th) of $900,000.00. The
Administrative Services Fee shall be due and payable in arrears within ten (10) days of the end of each month.

      Section 5.3       COMPUTATION OF ADMINISTRATIVE SERVICES FEE.

      (a) The Company shall estimate the Administrative Services Fee based on its unaudited monthly financial statements. In the event that the year end audit of the Company's accounts results in an adjustment to any of the components used to compute the Administrative Services Fee, the Company shall promptly recompute such fee and, if the amount paid to Torch was less than the amount actually owed, promptly pay such difference to Torch. If any such year-end adjustment causes the fee paid to Torch to be in excess of the amount actually owed, Torch shall promptly refund such excess.

      (b) In the event that the Company acquires or disposes of a material asset during any month, the Book Value of Total Assets component of the Administrative Services Fee shall be recomputed to reflect the amount of time that the Company owned such asset during such month.

      (c) The Administrative Services Fee shall be reduced by twenty percent (20%) of all monthly overhead operating, drilling, construction and similar fees which Torch or TOC collects during the relevant month from the Company in its performance of operating the Company's assets pursuant to the operating agreements applicable to such assets (excluding any fees Torch collects from the Company related to the California Assets or the Midstream Assets).

      Section 5.4 AUDIT REPORT. If requested by Torch, the Company shall cause its independent auditors to prepare a report to Torch indicating that the computation of the Administrative Services Fee by the Company was accurate.

      Section 5.5 COMPANY'S PERFORMANCE. The Company may begin performing (at its own expense) any of the Administrative Services without the assistance of Torch by requesting in writing that Torch no longer provide such Administrative Service. Provided, however, there shall be no reduction in the Administrative Services Fee on account of the Company's performance of Administrative Services unless otherwise agreed to by Torch and the Company.

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      Section 5.6 INTERNAL TIME. Torch shall pay all of its own internal personnel and equipment/facility costs with respect to activities performed under this Agreement, without reimbursement from the Company.

      Section 5.7 PAYMENT OF OUT-OF-POCKET EXPENSES. In addition to the Administrative Services Fee, Torch shall pay all out-of-pocket expenses of Torch and its employees, agents and consultants including the following: travel, food, lodging, entertainment and similar expenses, as well as any out of the ordinary business supplies ("Out-of-Pocket Expenses"), pursuant to the policies and procedures established by Torch for the payment or reimbursement of such costs with respect to activities conducted by the Company under this Agreement. Transportation costs shall be charged to the Company at commercial rates in the event Torch's employees, agents or consultants use transportation supplied by Torch. The Company shall reimburse Torch, within thirty days after the end of each month during the Term of Agreement, for all such Out-of-Pocket Expenses paid by Torch on behalf of the Company or in connection with the business of the Company during such month.

                              ARTICLE VI. MARKETING

      The Company shall retain Torch Energy Marketing, Inc. ("TEMI") to handle all Marketing Activities under that certain Marketing Agreement dated as of the Commencement Date, by and between the Company and TEMI (the "Marketing Agreement"). The Marketing Agreement shall not be in full force and effect until the Commencement Date.

                             ARTICLE VII. OPERATIONS

      Section 7.1 OPERATIONS. The Company shall continue to retain Torch Operating Company ("TOC") under that certain Agreement for Contract Operations dated as of November 11, 1991, by and between the Company and TOC (the "Operating Agreement") to operate its oil and gas producing properties until the expiration of this Agreement. Torch shall cause TOC to review the Operating Agreement with the Company and to amend the Operating Agreement if necessary to accurately reflect the activities performed by TOC thereunder.

      TOC and/or Torch currently operates all of the Company's Midstream Assets for the Company's benefit. TOC shall continue to receive and retain any operator's overhead from the Company, and any third party participants, associated with the Midstream Assets without credit or reimbursement to the Company.

      Section 7.2 PT. PEDERNALES OPERATIONS. Pt. Pedernales shall continue to be operated by TOC under the applicable joint operating agreements between all joint interest owners. Provided, however, notwithstanding Section 7.1 above, effective as of January 1, 1996, the

Company shall not be required to pay TOC any share of operator's overhead under such joint operating agreements on both the interest the Company owned in Pt. Pedernales prior to the Commencement Date, and any share of operator's overhead on the interest in Pt. Pedernales which it acquires from Torch California Company, Torch Inland Company or Express Acquisition Company. TOC shall reimburse the Company for any operator's overhead it collects from other joint interest owners at Pt. Pedernales after January 1, 1996. In consideration of TOC's services under the Operating Agreement with respect to Pt. Pedernales from January 1, 1996 until the Commencement Date, the Company shall reimburse TOC its actual costs associated with such operations (including, without limitation, lease operating expenses, insurance, utility fees, office expenses, employee salaries, bonuses and burdens and Out-of-Pocket Expenses) and shall pay TOC a monthly fee of $16,700.00 (prorated for any partial month). To the extent Torch has not been reimbursed for such cost or has not been paid any such fees prior to the Commencement Date, the Company will remit such payments to Torch within thirty (30) days of the Commencement Date.

      Section 7.3 CALIFORNIA ASSETS OPERATIONS. The Company anticipates acquiring the Unocal Assets. After the Commencement Date, notwithstanding the above Sections 7.1 and 7.2, all of the Company's interest in the California Assets shall be operated by TOC under the Operating Agreement; provided, however, Section 2.04 of the Operating Agreement shall not apply to the California Assets and the following shall be substituted in its place:

      "In consideration of TOC's services under the Operating Agreement with respect to the California Assets, the Company shall reimburse TOC its costs associated with any TOC operations in California (including, without limitation, lease operating expenses, insurance, utility fees, office expenses, employee salaries, bonuses paid to TOC Field/Non-Exempt Employees (such bonuses to be subject to the approval of the Company) and burdens, and Out-of-Pocket Expenses) and shall pay TOC a monthly fee of $166,666.00 (prorated for any partial month). TOC shall annually prepare and submit to the Company for its approval a budget for TOC's operations in California. Notwithstanding anything above to the contrary, bonuses paid by TOC to its California Office Supervisory Employees shall be handled as follows:

            An officer of Torch shall meet with the Company's Chief Executive Officer annually to make recommendations to the Compensation Committee regarding the bonuses to be paid to TOC Office Supervisory Employees in California. Upon approval of the bonuses by the Compensation Committee, the Company shall be required to reimburse TOC fifty percent of the cost of such bonus payments. The Company and Torch agree that it is the intent of both parties to pay bonuses based on the performance of those TOC California Office Supervisory Employees.

            Office Supervisory Employees shall mean exempt employees (those employees who are exempt from the provisions of the Fair Labor Standards Act) working in TOC office locations in California; Field/Non-Exempt Employees shall mean all employees (whether exempt or non-exempt) working in TOC field locations in California and all non-exempt (those employees who are not exempt from the provisions of the Fair Labor Standards Act) employees working in TOC office locations in California.

      The Company shall reimburse TOC within thirty days after the end of each month during the Term of Agreement for all costs incurred by TOC during such month and shall pay TOC the monthly fee for each month within ten days after the end of such month during the Term of Agreement. TOC shall be entitled to receive and retain operator's overhead from other joint interest owners in any properties located in California and operated by TOC as of January 1, 1996, but shall give a reasonable credit or reimbursement to the Company for services performed by TOC in connection with such properties."

      Section 7.4 RECORD OPERATORSHIP. As soon as reasonably possible after a written request from the Company, Torch shall execute, acknowledge and deliver, or cause TOC to execute, acknowledge and deliver, such instruments and take such other action as may be reasonably necessary to transfer record operatorship and operating authority to the Company under applicable governmental regulations and third party operating agreements for all or a portion of the Company's oil and gas properties, at the Company's sole expense. Notwithstanding such transfer of record operations, TOC shall continue to operate the Company's oil and gas properties in accordance with this Agreement and the Operating Agreement.

                     ARTICLE VIII. PERSONNEL ADMINISTRATION

      Section 8.1 GENERAL. Torch shall have in its employ or available to it at all times during the Term of Agreement a sufficient number of personnel to enable it to properly and adequately manage, operate, maintain, and account for the Business as herein provided. All matters pertaining to the employment, supervision, compensation, promotion and discharge of any employees or personnel of Torch are the responsibility of Torch, which is in all respects the employer of any such employees. All such employment arrangements are solely Torch's concern and, other than as set forth in Article VI hereof, the Company shall have no liability with respect thereto.

      Section 8.2 EMPLOYEES. Torch shall determine the number and qualifications of employees needed in the operation of the Business and shall consult with the Company regarding its employee policies.

      Section 8.3 CONSULTANTS AND OTHERS. Except as otherwise provided herein and in accordance with Section 5.1, Torch shall have the power and authority to retain and pay as independent contractors, on behalf of and for the account of the Company, lawyers, accountants, engineers, contractors, technical consultants, architects, and others in connection with the conduct of the Business.

                      ARTICLE IX. FINANCIAL ADMINISTRATION

      Section 9.1 BUDGETS. Torch will provide the Company with all data necessary to prepare its operating budgets in a timely manner. Within 30 days after the end of each fiscal year of the Company during the Term of Agreement, the Company shall prepare and submit to Torch, a budget (a "Budget") for the operation of the Business for the ensuing year, setting forth anticipated income, operating expenses and anticipated capital expenditures. Such proposed Budget shall include an explanation of anticipated changes in asset utilization, payroll rates and positions, non-wage costs increases and other items expected to differ significantly from the previous year. Such Budget shall serve as a guide for the operation of the Business in the ordinary course of the Company's business during the periods covered thereby. Torch shall employ reasonable efforts to ensure that the actual costs of managing and operating the Business shall not exceed the approved Budget either in total or in any one accounting category.

      Section 9.2 CASH MANAGEMENT. Torch shall implement a cash management system for the cash and cash equivalents of the Company. Torch may invest the funds of the Company in common investments with the cash and cash equivalents of Torch and its Affiliates, provided, that Torch shall maintain accurate records segregating the cash and cash equivalents of the Company from those of Torch and its Affiliates.

                              ARTICLE X. CONTRACTS

      Section 10.1 CONTRACTS. The management of the Business by Torch shall include negotiating, administering and terminating contracts, by and on behalf of the Company, in the ordinary course of Business. All such contracts shall be executed by duly authorized officers of the Company.

      Section 10.2 PURCHASES FOR THE ACCOUNT OF THE COMPANY.

      (a) Day-to-day operation of the Business shall include the purchase (or lease) of such equipment, supplies and other goods necessary for the efficient operation of the Business.

      (b) Purchases shall be made only at reasonable costs pursuant to the "prudent buyer" principle. Torch is not a merchant, as that term is defined in the Uniform Commercial Code, and makes no warranty, express or implied, including, without limitation, that of fitness for a particular purpose, for any item purchased for the administration of the Business or on behalf of the Company.

      (c) In order to facilitate the performance by Torch of its obligations hereunder, the Company agrees to make available, upon the request of Torch, such additional amounts as may be needed, in the good faith judgment of Torch to render services hereunder.

      Section 10.3 AFFILIATE TRANSACTIONS. Torch shall not make or cause the Company to make any contract with or purchase or sell goods or services from Torch or any Affiliate of Torch or any entity with which Torch has any agreement or understanding except in accordance with procedures established by the independent members of the Board of Directors of the Company.

                             ARTICLE XI. INDEMNITIES

      Section 11.1 INDEMNIFICATION BY TORCH. Torch shall protect, indemnify, defend and hold harmless the Company and its officers, directors, shareholders and Affiliates from any and all threatened or actual claims, demands, causes of action, suits, proceedings (formal or informal), losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys' fees and court costs, sustained or incurred by or asserted against the Company or its Affiliates by any person, firm, corporation, governmental authority, partnership or other entity by reason of or arising out of: (i) any breach of this Agreement by Torch, its Affiliates, agents, or employees; or (ii) any act of fraud, willful misconduct or gross negligence of Torch and its Affiliates or any of its respective employees, or acts or omission outside the scope of Torch's authorized duties and responsibilities contained herein. In case any action or proceeding shall be brought against the Company or its Affiliates in respect of which the indemnification contemplated by this Section
11.1 may be sought against Torch, Torch, upon the receipt of notice from the Company, shall defend such action or proceeding by counsel reasonably satisfactory to the Company and Torch, and Torch shall pay for all expenses therefor unless such action or proceeding is resisted and defended by counsel for any carrier of public liability insurance that benefits the Company or Torch. The Company shall promptly give written notice to Torch when a claim is made against the Company for which indemnity is owed to the Company by Torch pursuant to this Section 11.1. Torch shall participate at its own expense in defense of such claims, but the Company shall have the right to employ its own separate counsel. The Company shall assist Torch in the defense of any claim for which Torch owes indemnification hereunder and is undertaking to provide a defense, by making available to Torch such records and personnel as may be reasonably requested in the defense of such claim.

      Section 11.2 INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify, defend, and hold harmless Torch and its officers, directors, shareholders, employees, agents and Affiliates from any and all threatened or actual claims, demands, causes of action, suits, proceedings (formal or informal), losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys' fees and court costs, sustained or incurred by or asserted against Torch or its Affiliates, officers, directors, employees and agents by any person, firm, corporation, governmental authority, partnership or other entity by reason of or arising out of: (i) the conduct of the Company, other than conduct by or at the direction of Torch; (ii) the conduct of the Business or the provision of services by Torch pursuant to this Agreement, except to the extent Torch indemnifies the Company under the foregoing Section 11.1; or (iii) that certain Guaranty to be executed by Torch in favor of Union Oil Company of California and Unocal California Pipeline Company. In case any action or proceeding shall be brought against Torch in respect to which the indemnity contemplated by this Section 11.2 may be sought against the Company, Torch shall give notice of such action to the Company, and the Company shall defend such action or proceeding by counsel reasonably satisfactory to the Company and Torch, and the Company shall pay for all expenses therefor unless such action or proceeding is resisted and defended by counsel for any carrier of public liability insurance that benefits the Company or Torch. Torch shall promptly give written notice to the Company when a claim is made against Torch for which indemnity is owed to Torch by the Company pursuant to this Section
11.2. The Company shall participate in defense of such claims, but Torch shall have the right to employ its own separate counsel, and Torch shall assist the Company in the defense of any claim for which the Company owes indemnification hereunder and is undertaking to provide a defense, by making available to the Company such records and personnel of Torch as may be reasonably requested.

      Section 11.3 NON-ASSUMPTION OF LIABILITIES. Torch shall not, by entering into this Agreement, assume or become liable for any of the obligations, debts or other liabilities of the Company in existence or arising on or after the date hereof. Other than with respect to any damages caused by the fraud, willful misconduct or gross negligence of Torch in rendering services hereunder, and except as provided in Section 11.1, Torch shall not, by providing management services to the Company, assume or become liable for any of the obligations, debts or other liabilities of the Company.

      Section 11.4 EXPRESS NEGLIGENCE. THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY. THE COMPANY AND TORCH ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

             ARTICLE XII. ACCESS TO INFORMATION, BOOKS AND RECORDS;
                       CONFIDENTIALITY; POWER OF ATTORNEY

      Section 12.1 ACCESS TO BOOKS AND RECORDS. Torch and its duly authorized representatives shall have complete access to the Company's offices, facilities and records wherever located, in order to discharge Torch's responsibilities hereunder. All records and materials furnished to Torch by the Company in performance of this Agreement shall at all times during the Term of Agreement remain the property of the Company. The Company and its duly authorized representatives shall have complete access to records and other information concerning the Company used by Torch in performance of its duties hereunder.

      Section 12.2 CONFIDENTIALITY. For at least two years after the Term of Agreement, Torch agrees to keep confidential all non-public information concerning the Company acquired by Torch or its Affiliates during the Term of Agreement. For the purpose of this Section 12.2, confidential information shall not include any information available to or otherwise disclosed by the Company to third parties generally. Nothing in this Section 12.2 shall prohibit any announcement or disclosure by a Party that such Party determines is required to be disclosed by applicable law or court order or is necessary to be disclosed in connection with litigation.

               ARTICLE XIII. CONFLICTS OF INTEREST AND GOOD FAITH

      Section 13.1 OTHER ACTIVITIES. The Company acknowledges that Torch and its Affiliates own, manage and/or operate assets that compete directly with the business of the Company and may own, manage and/or operate additional business and assets in the future that may compete with the business of the Company, and the Company agrees that Torch shall have no liability or accountability to the Company for any such competing activities or interests or any profits or value generated therefrom. The obligation of Torch to refer investment opportunities to the Company is attached as Exhibit "A" and incorporated herein by reference.

                   ARTICLE XIV. REPRESENTATIONS AND WARRANTIES

      Section 14.1 REPRESENTATIONS AND WARRANTIES OF TORCH. Torch represents and warrants to the Company as follows:

      (a) Torch has the full power and authority to conduct its business and perform its obligations and consummate the transactions contemplated hereunder.

      (b)   This Agreement has been duly executed and delivered by Torch.

      (c) This Agreement is valid and legally binding obligation of Torch enforceable against Torch in accordance with its terms, and the Company is entitled to the benefits thereof.

      (d) Torch is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority, or in the payment of any indebtedness for borrower money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness.

      (e) No representation or warranty of Torch contained in this Agreement and no statement of Torch contained in any monthly or interim request for funds, certificate, schedule, list, financial statement or other instrument furnished to the Company pursuant to this Agreement contains, or will contain, any untrue statement of material facts, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

      (f) There are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against Torch or to which Torch is a party or which any property of Torch is subject, which, if determined adversely to Torch, would materially affect the operations or financial position of Torch or its ability to perform hereunder.

      (g) Torch is validly existing and in good standing under the laws of the State of Delaware and Torch possesses all licenses, consents, approvals, authorizations and qualifications the absence of which would, individually or in the aggregate, materially adversely affect the business or properties of Torch.

      (h) Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof, conflict with, or will result in a breach by Torch of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any asset of Torch pursuant to any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of Torch, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which Torch is a party or by which Torch may be bound or affected, or (iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which Torch is subject, or by which Torch may be bound or affected.

      (i) All covenants, agreements, representations and warranties made by Torch in this Agreement, shall survive the execution and deliver of this Agreement.

      Section 14.2 REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants to Torch as follows:

      (a) The Company has the full power and authority to conduct its business and perform all its obligations and consummate the transactions contemplated hereunder.

      (b)   This Agreement has been duly executed and delivered by the Company.

      (c) This Agreement is the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and Torch are entitled to the benefits thereof.

      (d) The Company is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority, or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness.

      (e) No representation or warranty of the Company contained in this Agreement or other instrument furnished by the Company to Torch pursuant to this Agreement contains, or will contain, any untrue statement of material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

      (f) There are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company or to which the Company is a party or to which any property of the Company is subject, which if determined adversely to the Company, would materially affect the operations or financial position of the Company, except for those which the Company has to date disclosed to Torch.

      (g) The Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware and the Company possesses all licenses, consents, approvals, authorizations and qualifications (including qualifications to do business as a foreign corporation) the absence of which would individually or in the aggregate, materially adversely affect the business or properties of the Company.

      (h) Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof, conflict with, or will result in a breach by the Company of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any asset of the Company pursuant to any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which the Company is a party or by which the Company may be bound or affected, or (iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Company is subject, or by which the Company may be bound or affected.

      (i) All covenants, agreements, representations and warranties made by the Company in this Agreement, shall survive the execution and deliver of this Agreement.

                  ARTICLE XV. TERM AND TERMINATION OF AGREEMENT

      Section 15.1 INITIAL TERM. The initial term of this Agreement shall be for a 3-year period beginning on the Effective Date ("Initial Term"). Thereafter, this Agreement shall automatically renew for successive one-year periods until terminated by either party in accordance with the provisions of this Article XV. Provided, however, this Agreement shall not be effective, and the relationship of the parties shall continue to be governed by the Original Management Agreement, until the Commencement Date. In the event the Company does not consummate its acquisition of the Unocal Assets, this Agreement shall have no force or effect, except that Section 5.2 of the Original Management Agreement shall be deleted and the Section 5.2 contained in this Agreement, with related definitions, shall be substituted therein effective January 1, 1996.

      Section 15.2 TERMINATION. This Agreement shall be terminated on the first to occur of the following:

      (a) In the event the parties shall mutually agree in writing, this Agreement may be terminated on the terms and dates stipulated therein.

      (b) Subject to Section 15.3, prior to the expiration of the Initial Term, the Company may, with or without cause, terminate this Agreement on the first day of any month during the term of this Agreement by giving to Torch at least one month's advance written notice of its intent to terminate, whereupon this Agreement shall terminate on the future date specified in such notice.

      (c) Subject to Section 15.3, after the expiration of the Initial Term, the Company may, with or without cause, terminate this Agreement on the first day of any month during the term of this Agreement by giving Torch at least 12 months' advance written notice of its intent to terminate, whereupon this Agreement shall terminate on the future date specified in such notice. Subject to Section 15.3, on and after January 1, 2000, Torch may, with or without cause, terminate this Agreement on the first day of any month during the term of this Agreement by giving the Company at least 12 months' advance written notice of its intent to terminate, whereupon this Agreement shall terminate on the future date specified in such notice.

      (d) Subject to events of force majeure (as provided in Section 16.9 hereof), in the event either party shall fail to discharge any of its material obligations hereunder, in the Marketing Agreement or the Operating Agreement, including, without limitation, the obligation to render services in connection with the Business in a prudent manner, or shall commit a material breach of this Agreement, the Marketing Agreement or the Operating Agreement and such failure, default or breach shall continue for a period of thirty (30) days after the other party has served written notice of such default, this Agreement may then be terminated at the option of the non-breaching party by written notice thereof to the breaching party.

      (e) The Company shall have the right to terminate this Agreement following the dissolution or termination of the corporate existence of Torch or cessation on Torch's part to continue to do business.

      (f) The Company shall have the right to terminate this Agreement if there is instituted by or against Torch any proceedings under the Bankruptcy Reform Act of 1978, as amended, under any other bankruptcy law, or under any other law for the relief of debtors now or hereafter existing, or a receiver is appointed for all or substantially all of the assets of Torch and such proceeding is not dismissed or such receiver is not discharged, as the case may be, within thirty (30) days thereafter.

      (g) The Company shall have the right to terminate this Agreement if Torch shall (i) become insolvent, (ii) generally fail to, or admit in writing its inability to, pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, consent to or acquiesce in the appointment of a trustee, receiver or other custodian.

      (h) The Company shall have the right to terminate this Agreement if a substantial portion of the assets or properties of Torch shall be seized or taken by order of a governmental or judicial authority, if any order of attachment, garnishment, or any other writ shall be issued against Torch or any of its assets, or if any other lawful creditor's remedy shall be asserted or exercised with respect thereof.

      (i) The Company shall have the right to terminate this Agreement in the event a Change of Control occurs without the Company's consent, such consent not to be withheld unreasonably.

      The Company may exercise its right to terminate this Agreement under paragraphs (e) through (i) of this Section 15.2 by giving Torch not less than thirty (30) and not more than one hundred eighty (180) days written notice of such termination in which case this Agreement shall terminate on the date specified in such notice.

      Section 15.3 EFFECTS OF TERMINATION. The termination of this Agreement in accordance with the provisions of this Article XV shall have the following effects:

      (a) Except for the mutual indemnities, covenants or other provisions herein that by their terms expressly extend beyond the Term of Agreement, the Parties' obligations hereunder are limited to the Term of Agreement.

      (b) In the event this Agreement is terminated for any reason, Torch shall immediately deliver possession to the Company of all assets, books and records of the Company in Torch's possession and shall provide the Company with copies of all assets, books and records (including electronic copies in the format requested by the Company and reasonably within Torch's capability) relating to the businesses of the Company in Torch's possession.

      (c) Upon a termination of this Agreement, the Marketing Agreement and/or the Operating Agreement (for whatever cause), the Company shall pay to Torch the amount of any and all costs and expenses accrued to the date of such termination which are payable by the Company to Torch in accordance with the provisions hereof.

      (d) Upon termination of this Agreement, the Marketing Agreement and/or the Operating Agreement by the Company, the Company shall reimburse Torch for all reasonable amounts incurred by Torch in connection with its activities under this Agreement. Without limiting the foregoing, the Company shall (i) hire or pay all reasonable costs of terminating all of Torch's employees used to conduct the Company's Business, (ii) lease, sublease or reimburse Torch for all or a portion of the rental of any facilities or equipment used by Torch under the Agreement which use was discontinued or reduced by termination of this Agreement, and (iii) succeed to or indemnify Torch for any insurance, bonds, contracts or agreements entered into by Torch relating to the Business.

      (e) In addition to any other requirement in this Article XV, if the Company terminates this Agreement upon the expiration of the Initial Term, other than pursuant to Section 15.2(d),(e), (f), (g), (h) or
            (i), the Company shall pay to Torch a fee equal to one year's fee under this Agreement, the Operating Agreement and the Marketing Agreement (the "Break-up Fee"), provided that no such fee will be payable if a fee is payable under subsection (f) of this Section
            15.3. The Break-up Fee shall be calculated based on the total fee paid for the twelve months immediately preceding the date this Agreement terminates and shall be payable on the termination date.

      (f) In addition to any other requirement in this Article XV, in the event the Company terminates this Agreement (i) prior to the expiration of the first year of the Initial Term, other than pursuant to Section 15.2(d), (e), (f), (g), (h) or (i), the Company shall pay to Torch a fee of $30,000,000.00; (ii) during the second year of the Initial Term, other than pursuant to Section 15.2(d),
            (e), (f), (g), (h), or (i), the Company shall pay to Torch a fee of $25,000,000.00; or (iii) during the third year of the Initial Term, other than pursuant to Section 15.2 (d), (e), (f), (g), (h) or (i), the Company shall pay to Torch a fee of $20,000,000.00.

      Section 15.4 TERMINATION OF THE MARKETING AGREEMENT AND THE OPERATING AGREEMENT. Notwithstanding anything herein, in the Marketing Agreement or in the Operating Agreement to the contrary, in the event the Company is not reasonably satisfied with the performance of TEMI under the Marketing Agreement or TOC under the Operating Agreement, the Company may terminate the applicable agreement by giving TEMI or TOC, as appropriate, three (3) months' advance written notice of its intent to terminate. The Company acknowledges that the fees payable under this Agreement and the Marketing Agreement and Operating Agreement are interdependent, and agrees that the amount of such fees under the Marketing Agreement or Operating Agreement or the Company's ability to receive similar services for a lower fee shall not constitute a reason to terminate this Agreement. Furthermore, such termination shall not impair the effectiveness of this Agreement or any other agreement between Torch and the Company. The Company hereby acknowledges that as of the date hereof, it is satisfied with Torch's, TEMI's and TOC's performance hereunder, under the Operating Agreement and under the Marketing Agreement and is unaware of any reason it would have to exercise such termination option. In the event TOC or TEMI disputes the company's ability to trigger the above termination option, they may request that the Resolution Committee formed under Section 4.5 determine whether or not the Company terminates the Marketing Agreement or the Operating Agreement because the Company was not reasonably satisfied with the performance of TEMI or TOC as provided above. The decision of the Resolution Committee shall be final and binding upon Torch and the Company.

      Section 15.5. RIGHTS UPON TERMINATION. Torch agrees that promptly after it receives notice of termination of this Agreement, Torch shall provide the Company access to all books, records and other documents in Torch's possession or within its control regarding the Company's business, and shall provide, at the Company's expense, copies (including electronic copies in the format requested by the Company and reasonably within Torch's capability) of all files and other information regarding the Company's operations within Torch's possession or control. Within the later of sixty (60) days prior to termination hereunder by Nuevo or sixty (60) days following notice of termination hereunder by Nuevo, Torch shall also identify to the Company those employees of Torch or its Affiliates which the Company will be required to hire or pay reasonable severance under Section 15.3(d), and will permit the Company to meet and negotiate with such personnel for the purpose of hiring any such personnel as the Company may elect to hire following the termination of this Agreement. Torch will provide the Company with all relevant employment files and other information about such employees requested by the Company and as permitted by applicable law, provided that prior to releasing any such information, Torch shall receive an indemnification reasonably satisfactory to it covering Nuevo's use of such information. Torch agrees to cooperate in good faith with the Company following the notice of termination of this Agreement in order to permit the Company to succeed to and perform the services provided by Torch under this Agreement.

                           ARTICLE XVI. MISCELLANEOUS

      Section 16.1 RELATIONSHIP OF PARTIES. This Agreement does not create a partnership, joint venture or association; nor does this Agreement, or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever by construed to create a partnership, joint venture or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation or liability that would arise therefrom with respect to either or both of the Parties except as otherwise expressly provided in this Agreement or any agreement made pursuant hereto. Specifically, but not by way of limitation, except as otherwise expressly provided for herein, nothing contained herein shall be construed as imposing any responsibility on Torch for the debts or obligation of the Company or any of its Affiliates. It is expressly understood that Torch is hereby engaged by the Company to manage the Business only as an agent of the Company. Subject to the terms of this Agreement, Torch and its Affiliates shall have the right to render similar services for other business entities and persons, including its own, whether or not engaged in the same business as the Company.

      Section 16.2 NO THIRD PARTY BENEFICIARIES. Except to the extend a third party is expressly given rights herein, any agreement to pay an amount and any assumption of liability herein contained, expressed or implied, shall be only for the benefit of the parties and their respective legal representatives, successors and assigns, and such agreement or assumption shall not injure to the benefit of the obligors of any indebtedness of any party whomsoever, it being the intention of the parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

      Section 16.3 NOTICES. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:


                        (i)   if to the Company to:

                              Nuevo Energy Company
                              1331 Lamar
                              Suite 1600
                              Houston, Texas 77010
                              Attn:       President

                        (ii)  if to Torch, to:
                              Torch Energy Advisors Incorporated
                              1221 Lamar
                              Suite 1600
                              Houston, Texas 77010
                              Attn:       President

or to such other address and to the attention of such other person or officer as either Party may designate by written notice pursuant to this Section 16.3.

      Section 16.4 GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      Section 16.5 ASSIGNMENT. No assignment of this Agreement or any of the rights or obligations set forth herein by either party shall be valid without the specific written consent of the other party.

      Section 16.6 WAIVER OF BREACH. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

      Section 16.7 ENFORCEMENT. In the event either party shall resort to legal action to enforce the terms and provisions of this Agreement, the prevailing party may recover from the other party the costs of such action including, without limitation, reasonable attorneys' fees.

      Section 16.8 ADDITIONAL ASSURANCES. The provisions of this Agreement shall be self-operative and shall not require further accord between the parties except as may herein specifically be provided to the contrary; provided, however, that upon the request of either party, the other party shall execute such additional instruments and take such additional actions as shall be necessary to effectuate this Agreement.

      Section 16.9 FORCE MAJEURE. Neither party shall be liable nor deemed to be in default for any delay or failure of performance under this Agreement or other interruption of service or employment resulting directly or indirectly from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other war, interruptions by either party's employees or agent or any similar or dissimilar cause beyond the reasonable control of either party.

      Section 16.10 SEVERABILITY. In the event any provisions of this Agreement is held to be unenforceable for any reason, such provision shall be severable from this Agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent that it is a provision that is not essential and the absence of which would not have prevented the parties from entering into this Agreement. The unenforceability of a provision that has been performed shall not be grounds for invalidation of this Agreement under circumstances in which the true controversy between the parties does not involve such provision.

      Section 16.11 ARTICLE AND SECTION HEADINGS. The articles and section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

      Section 16.12 DISCRETIONARY TERMS. Determination of "necessary", "appropriate" and other discretionary terms as used herein shall be according to the judgment and discretion of the respective parties in accordance with generally accepted standards of the oil and gas industry.

      Section 16.13 AMENDMENTS AND CONTRACT EXECUTION. This Agreement supersedes all previous contracts between the parties and constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement. No oral statement or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, such amendment to become effective on the date stipulated therein.

      Section 16.14 INVESTMENT POLICY. The Investment Policy and Procedures is attached hereto as Exhibit "A".

      Section 16.15 PERIODIC MEETINGS. At the Company's request, Torch will meet with the executive officers of the Company to discuss any questions the executive officers of the Company might have regarding the performance of Administrative Services and the costs and expenses relative thereto. Torch and Company agree to negotiate diligently and in good faith to resolve any issues presented at the periodic meetings.

      Section 16.16. ARBITRATION. The parties hereto agree to the following:

      (a) Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with such rules as may be agreed upon by the parties hereto, or failing agreement, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein.

      (b) An award rendered in connection with an arbitration pursuant to this section shall be final and binding, and judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

      (c) The forum for arbitration under this section shall be Houston, Harris County, Texas and the governing law for such arbitration shall be laws of the State of Texas.

      (d) Either of the parties hereto shall have the right to commence an arbitration by sending a notice to the other which shall state INTER
            ALIA: (i) the amount of the controversy (ii) the nature of the controversy and (iii) that party's nominee, if any, for arbitrator.

      (e) Arbitration under this section shall be conducted by a single arbitrator selected by negotiations between an authorized attorney for each party. If after a period of 30 days from the demand for arbitration no single arbitrator is selected, then such single arbitrator shall be selected in accordance with Rule 13 of the AAA Commercial Arbitration Rules (as amended). In connection with the selection of such single arbitrator, consideration shall be given to familiarity with the oil and gas business and experience in dispute resolution between parties, as a judge or otherwise.

      (f) If the arbitrator cannot continue to serve, a successor shall be selected by the procedures set forth in Section 16.16(e) hereof.

      (g) The arbitrator shall be guided, but not bound, by the Federal Rules of Evidence and by the procedural rules, including discovery provisions, of the Federal Rules of Civil Procedure. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrator's ruling on discovery and procedural matters shall be binding on the parties.

      (h) The parties shall each be responsible for their own costs and expenses, except for the fees and expenses of the arbitrator, which shall be shared equally by the parties hereto.

      Section 16.17 COMPANY STOCK. Torch will acquire shares of Company common stock as of the Commencement Date. For so long as Torch continues to own such Company common stock and this Agreement remains in full force and effect, Torch agrees to vote all of its shares of Company stock in accordance with the Company's instructions. Provided however, such instructions are made by two-thirds (2/3) of the Company Board of Directors.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                 TORCH ENERGY ADVISORS INCORPORATED

                                 By: ___________________________________________
                                 Name:       Douglas L. Foshee
                                 Title:      President & Chief Operating Officer


                                 NUEVO ENERGY COMPANY

                                 By: ___________________________________________
                                 Name:       Michael D. Watford
                                 Title:      President

WITHDRAWAL AS A MANAGER
ACKNOWLEDGED AND AGREED TO
this ____ day of January, 1996.

ENERGY ASSETS INTERNATIONAL CORPORATION

By: _____________________________
Name: ___________________________
Title: __________________________

                                   EXHIBIT "A"

                              Nuevo Energy Company

                         Bellwether Exploration Company

                       Torch Energy Advisors Incorporated

                       Investment Policies and Procedures

                             Affiliated Transactions

      Torch Energy Advisors Incorporated ("Torch") currently renders services in connection with the day to day affairs of Nuevo Energy Company ("Nuevo") and Bellwether Exploration Company ("Bellwether") pursuant to management agreements ("Agreements"). The Agreements contemplate that Torch may generate prospects and other investment opportunities (collectively, "Investments") in the ordinary course of its business, and will offer to Nuevo and Bellwether the opportunity to purchase all or a portion of the Investments.

      Torch and its affiliates also render oil and gas management and advisory services to institutional investors under contractual arrangements, and act as general partner or managing partner of limited partnerships and general partnerships that invest in oil and gas assets (such contractual arrangements or partnerships currently existing or formed in the future are referred to as the "Institutional Programs"). The Institutional Programs have agreements with Torch or its affiliates regarding the parameters for Investments which the Institutional Programs will make. It is anticipated that future Institutional Programs shall also have specified parameters.

      It is the policy of Nuevo and Bellwether to participate in those Investments brought to it by Torch that are not within the investment parameters of the Institutional Programs. Nuevo and Bellwether are aware of the current investment parameters of the Institutional Programs, and Torch will provide Nuevo and Bellwether access to any investment parameters for Institutional Programs formed in the future. Nuevo and Bellwether further are aware that Torch is obligated to offer to the Institutional Programs Investments that are within their respective investment parameters.

      Torch shall offer all Investments (i) that are not within the investment parameters of the Institutional Programs and (ii) that the Institutional Programs elect not to pursue, to Nuevo and Bellwether, if the Investment is within the scope of Nuevo's or Bellwether's business.

      As between Nuevo and Bellwether, Torch will determine whether to make an opportunity available to Nuevo or Bellwether based on the following:

      (a) If the Investment is located in Nuevo's Area of Exclusive Interest, Torch will offer the Investment first to Nuevo. Nuevo's Areas of Exclusive Interest are (i) if the Investment is an oil and gas property acquisition, those geographic areas in which Nuevo owns (at the time of the proposed Investment) properties (1) that produce from the same formation and (2) that had a present value of discounted future net cash flows in excess of $5,000,000 attributable to estimated proved reserves (prepared in accordance with Securities and Exchange Commission rules) as of the end of the immediately preceding year (which may be on a pro forma basis assuming any acquisitions during the year) or is in a geographic area where Nuevo has a significant acreage position and (ii) if the Investment is not a property acquisition, the immediate geographic area in which Nuevo has assets with a book value of over $1,000,000.

      (b) If the Investment is located in Bellwether's Areas of Exclusive Interest, Torch will offer the Investment first to Bellwether. Bellwether's Areas of Exclusive Interest are (i) if the Investment is an oil and gas property acquisition, those geographic areas in which Bellwether owns (at the time of the proposed Investment) properties that (1) that produce from the same formation and (2) that had a discounted present value of future net cash flows in excess of $500,000 attributable to estimated proved reserves (prepared in accordance with Securities and Exchange Commission rules) as of the end of the immediately preceding year (which may be on a pro forma basis assuming any acquisitions during the year) and
            (ii) if the Investment is not a property acquisition, the immediate geographic area in which Bellwether has assets with a book value of over $100,000.

      (c) All Investments outside of the Areas of Exclusive Interest will be offered jointly to Nuevo and Bellwether. Unless Nuevo and Bellwether otherwise agree among themselves, Nuevo will be entitled to purchase an undivided 80% interest in each Investment and Bellwether will be entitled to purchase an undivided 20% interest in each Investment. With respect to assets that form part of an Investment which are not capable of division, Torch will allocate such assets between Nuevo and Bellwether in a manner deemed fair and reasonable by Torch, whose decision shall be final and binding.

                             Page 2 of Exhibit "A"

      Torch shall offer Investments to Nuevo or Bellwether by notifying the executive employees of Nuevo or Bellwether who are not employees of Torch, by any course of conduct deemed acceptable to Nuevo and Bellwether, and Nuevo and Bellwether shall accept or reject such offers orally or in writing. If Torch, Nuevo or Bellwether requests a written confirmation of an offer or acceptance from the another party, such other party shall deliver it promptly. Neither Nuevo nor Bellwether shall have any responsibility or liability for Torch's determination to offer or not offer an Investment to an Institutional Program.

      At the request from time to time of Nuevo or Bellwether, Torch shall make available information regarding the Investments not offered to Nuevo or Bellwether, subject to any confidentiality arrangements regarding such information. The executive management of Nuevo and Bellwether who are not employees of Torch shall follow a policy of reviewing with the members of their respective boards of directors who are not employees of Torch, on a quarterly basis, all Investments proposed by Torch, the Investments of Torch not offered to Nuevo or Bellwether, and the performance of Torch during such quarter. Torch understands that the Bellwether Agreement may be terminated by such independent committee.

      Except as contemplated in that certain agreement dated effective March 31, 1994, between Nuevo and Bellwether, pursuant to which Bellwether is entitled to certain prospects generated by a subsidiary of Nuevo, Nuevo shall have no right to participate in an Investment generated by Bellwether, and Bellwether shall have no right to participate in an Investment generated by Nuevo.

      Torch agrees not to acquire for its own account (other than pursuant to the Institutional Programs) any Investment that is in an Area of Exclusive Interest of Nuevo or Bellwether without the prior consent of Nuevo or Bellwether, as the case may be. Such Consent shall be given by approval of the directors of Nuevo or Bellwether who are not employees of Torch.

                             Page 3 of Exhibit "A"